UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2009

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

As previously reported, Pacific Mercantile Bancorp, a California corporation (the “Company”), has commenced a private offering, to a limited number of sophisticated investors, of up to $15.5 million of Series A Convertible 10% Cumulative Preferred Stock (the “Series A Preferred Stock” or “Series A Shares”) at a price of $100.00 per Series A Share. A summary of the rights, preferences and privileges of, and restrictions on, the Series A Shares was set forth in the Company’s Current Report on Form 8-K dated October 6, 2009, which summary is incorporated herein by this reference. In addition, a copy of the Company’s Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible 10% Cumulative Preferred Stock (the “Certificate of Determination”) was attached as Exhibit 3.1 to that Current Report on Form 8-K.

On December 18 and 21, 2009, we completed sales of an additional 9,500 Series A Shares and 2,000 Series A Shares, respectively, in the private offering, at a purchase price of $100.00 per Series A Share, resulting in additional gross proceeds to the Company of $1,150,000.

As a result, through December 21, 2009, the Company had sold a total of 80,500 Series A Shares, raising a total of $8,050,000 of cash in this offering.

The private offering is continuing and it is anticipated that additional Series A Shares will be sold prior to the scheduled expiration date of the offering, which is February 28, 2010.

This disclosures contained in this Current Report on Form 8-K do not constitute an offer to sell or the solicitation of an offer to buy any security. The Series A Shares are being offered and sold to a select number of accredited investors in reliance upon the exemption from registration afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. Neither the Series A Shares nor the shares of common stock issuable upon conversion of the Series A Shares have been registered under the Securities Act or any applicable state securities laws, and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.

Item 7.01	Regulation FD Disclosure.

On December 18, 2009, we issued a press release announcing that the Boards of Directors of the Company and its wholly owned banking subsidiary, Pacific Mercantile Bank, have nominated Andrew (Andy) M. Phillips to become a member of their respective Board of Directors, subject to and commencing on the receipt of requisite bank regulatory approvals.

In addition, on December 23, 2009, we issued a press release announcing that the Board of Directors of the Company has nominated George L. Argyros to become a member of its Board of Directors, subject to and effective on receipt of requisite bank regulatory approvals.

The above referenced press releases regarding Messrs. Phillips and Argyros are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued December 18, 2009 announcing that Andrew Phillips has been nominated to become a member of the Boards of Directors of both Pacific Mercantile Bancorp and Pacific Mercantile Bank, subject to and effective on receipt of required regulatory approvals.

99.2	Press Release issued December 23, 2009 announcing that George L. Argyros has been nominated to become a member of the Board of Directors of Pacific Mercantile Bancorp, subject to and effective on receipt of required regulatory approvals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: December 23, 2009	By:	/s/ NANCY A. GRAY
Nancy A. Gray, Senior Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued December 18, 2009 announcing that Andrew Phillips has been nominated to become a member of the Boards of Directors of both Pacific Mercantile Bancorp and Pacific Mercantile Bank, subject to and effective on receipt of required regulatory approvals.

99.2	Press Release issued December 23, 2009 announcing that George L. Argyros has been nominated to become a member of the Board of Directors of Pacific Mercantile Bancorp, subject to and effective on receipt of required regulatory approvals.

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